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[CANADIAN FLAG LOGO]  Industry Canada   Industrie Canada

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CERTIFICATE OF                                                CERTIFICAT DE
INCORPORATION                                                 CONSTITUTION

CANADA BUSINESS                                               LOI CANADIENNE SUR
CORPORATIONS ACT                                              LES SOCIETES PAR ACTIONS


IMAX THEATRE HOLDING (BROSSARD) INC.                          356752-4

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Name of corporation-Denomination de la societe                Corporation number-Numero de la societe

I hereby certify that the above-named corporation, the        Je certifie que la societe susmentionnee, dont les
articles of incorporation of which are attached, was          statuts constitutifs sont joints, a ete constituee
incorporated under the Canada Business Corporations           en societe en vertu de la Loi canadienne sur les
Act.                                                          societes par actions.

                                                              DECEMBER 16, 1998/LE 16 DECEMBRE 1998

Director - Directeur                                          Date of Incorporation - Date de constitution

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[CANADIAN FLAG LOGO]  Industry Canada   Industrie Canada
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                                                                               FORM 1                            FORMULE 1
         Canada                         Loi canadienne sur les       ARTICLES OF INCORPORATION              STATUTS CONSTITUTIFS
         Business                       societes par actions                (SECTION 6)                         (ARTICLE 6)

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1 - Name of corporation                                              Denomination de la societe
    IMAX THEATRE HOLDING (BROSSARD) INC.
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2 - The place in Canada wham the registered office is to be          Lieu au Canada ou doit etre situe le siege social

    Regional Municipality of Peel in the Province of Ontario.
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3 - The classes and any maximum number of claims that the           Categories et tout nombre maximal d'actions que la societe est
    corporation is authorized to issue                              autorisee a emettre

    The Corporation is authorized to issue an unlimited number of common shares, the rights, privileges, restrictions and conditions of which are set out in the annexed Schedule 1 which is incorporated in this form.

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4 - Restrictions, if any, on share transfers                         Restrictions sur le transfert des actions, s'il y a lieu

    No share in the capital of the Corporation shall be transferred without the consent of the directors expressed by the votes of a majority of the directors at a meeting of the directors or by an instrument or instruments in writing signed by a majority of the directors.

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5 - Number (or minimum and maximum number) of directors               Nombre (ou nombre minimal et maximal) d'administrateurs

    A minimum of 1 and a maximum of 10.
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6 - Restrictions, if any, on business the corporation may             Limites imposees a l'activite commerciale de la societe,
    carry on                                                          s'il y a lieu

    There are no restrictions.
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7 - Other provisions, if any                                          Autre dispositions, s'il y a lieu

    The annexed Schedule 2 is incorporated in this form.

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8 - Incorporators - Fondateurs

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         Name(s) - Nom(s)                             Address (include postal code)                               Signature
                                                    (Adresse (inclure le code postal)
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   Joan Cameron                              612-25 The Esplanade, Toronto, Ontario, M5E 1W5                 /s/ Joan Cameron
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FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULEMENT                               Filed  - Deposee
Corporation No. - No de la societe     356752-4                                                          DEC 17 1998
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                                   SCHEDULE 1

                            ARTICLES OF INCORPORATION

(1) The rights, privileges, restrictions and conditions attaching to the common shares are as follows:

      (a) PAYMENT OF DIVIDENDS: The holders of the common shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or concurrently with the holders of the common shares, the board of directors may in their sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.

      (b) PARTICIPATION UPON LIQUIDATION, DISSOLUTION OR WINDING-UP: In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the common shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets of the Corporation upon such a distribution in priority to or concurrently with the holders of the common shares, be entitled to participate concurrently in any distribution of the assets of the Corporation.

      (c) VOTING RIGHTS: The holders of the common shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to 1 vote in respect of each common share held at all such meetings.


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                                   SCHEDULE 2

                            ARTICLES OF INCORPORATION

(1) The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder.

(2) Any invitation to the public to subscribe for securities of the Corporation is prohibited.

(3) The actual number of directors within the minimum and maximum number set out in paragraph 5 may be determined from time to time by resolution of the directors. Any vacancy among the directors resulting from an increase in the number of directors as so determined may be filled by resolution of the directors.